Exhibit 99.1

Intercontinental Exchange, Inc. Commences Private Exchange Offer for

Black Knight InfoServ LLC’s Outstanding 3.625% Senior Notes due 2028

May 3, 2024

ATLANTA & NEW YORK—(BUSINESS WIRE)—Intercontinental Exchange, Inc. (NYSE: ICE) (“ICE”) announced today that it is commencing a private exchange offer (the “Exchange Offer”) with respect to the outstanding 3.625% Senior Notes due 2028 (the “BK Notes”) issued by Black Knight InfoServ, LLC, a wholly owned subsidiary of ICE.

Pursuant to the Exchange Offer, ICE is offering to issue, in a private offering to eligible holders of BK Notes, and for the consideration set forth in the table below, new notes (the “ICE Notes”) having the same interest payment and maturity dates and interest rate as the BK Notes. For BK Notes tendered by the Early Tender Deadline (as defined below) and not validly withdrawn before the Withdrawal Deadline (as defined below), eligible holders of BK Notes will be eligible to receive the Early Tender Consideration (as defined below). For BK Notes tendered after the Early Tender Deadline but on or prior to the Expiration Date (as defined below), eligible holders of BK Notes will be eligible to receive the Exchange Consideration (as defined below).

The following table sets forth the Early Tender Consideration and the Exchange Consideration being offered for the BK Notes:

				Early Tender Consideration for BK Notes Tendered by the Early Tender Deadline and Not Withdrawn by the Withdrawal Deadline	Exchange Consideration (2) for BK Notes Tendered After the Early Tender Deadline
Title of Series of BK Notes	CUSIP No. of BK Notes	Aggregate Principal Amount Outstanding	ICE Notes to be Issued in Exchange for BK Notes	Principal Amount of ICE Notes (1)	Principal Amount of ICE Notes (2)
3.625% Senior Notes due 2028	092174AA9 (144A) / U0921BAA6 (Reg S)	$1,000,000,000	3.625% Senior Notes due 2028	$1,000	$970

(1)	Principal amount of ICE Notes issued in exchange for each $1,000 principal amount of BK Notes validly tendered and accepted for exchange.
(2)

Exchange Consideration involves the issuance of $970 principal amount of ICE Notes, as opposed to $1,000 principal amount of ICE Notes, for each $1,000 principal amount of BK Notes validly tendered and accepted for exchange.

The Exchange Offer is being made upon the terms and conditions set forth in an offering memorandum, dated May 3, 2024 (the “Offering Memorandum”), copies of which will be made available to holders of the BK Notes eligible to participate in the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on June 3, 2024, unless such date is extended or earlier terminated (such date and time, as they may be extended, the “Expiration Date”). Tenders of BK Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on May 16, 2024, unless extended or earlier terminated (such date and time, as they may be extended, the “Withdrawal Deadline”), but tenders not so validly withdrawn will be irrevocable after the Withdrawal Deadline, except in certain limited circumstances where additional withdrawal rights are required by law. ICE reserves the right to terminate, withdraw, amend or extend the Exchange Offer in its sole discretion, subject to the terms and conditions set forth in the Offering Memorandum.

Subject to the terms and conditions set forth in the Offering Memorandum, each eligible holder exchanging BK Notes in the Exchange Offer will be eligible to receive, in exchange for the BK Notes validly tendered and not validly withdrawn, ICE Notes having the same interest payment and maturity dates and interest rate as the BK Notes. Eligible holders who validly tender their BK Notes by 5:00 p.m., New York City time, on May 16, 2024 (such date and time, as they may be extended, the “Early Tender Deadline”), and do not validly withdraw their tendered BK Notes by the Withdrawal Deadline, will be eligible to receive, subject to the terms and conditions set forth in the Offering Memorandum, ICE Notes in the same principal amount as the BK Notes tendered and accepted for exchange (the “Early Tender Consideration”). Eligible holders who validly tender their BK Notes after the Early Tender Deadline but on or prior to the Expiration Date will be eligible to receive $970 principal amount of the ICE Notes per $1,000 principal amount of BK Notes validly tendered (the “Exchange Consideration”). Settlement of the Exchange Offer is expected to occur on or about June 5, 2024, unless ICE extends the Expiration Date or terminates the Exchange Offer. Interest on the ICE Notes will accrue from (and including) the last interest payment date on which interest was paid on the BK Notes, and, accordingly, no accrued interest will be paid on the settlement date in respect of BK Notes accepted for exchange, except with respect to cash paid in lieu of ICE Notes not delivered, as described below.

The ICE Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If the principal amount of ICE Notes validly tendered after the Early Tender Deadline that would otherwise be required to be delivered in exchange for a tender of BK Notes would not equal $2,000 or an integral multiple of $1,000 in excess thereof, it will be rounded down to $2,000 or the nearest integral multiple of $1,000 in excess thereof, and ICE will pay cash equal to the remaining portion of the Exchange Consideration for such BK Notes plus accrued and unpaid interest with respect to that portion. No tender of BK Notes will be accepted if it would result in the issuance of less than $2,000 principal amount of ICE Notes.

ICE’s obligation to accept and exchange the BK Notes validly tendered pursuant to the Exchange Offer is subject to certain conditions as set forth in the Offering Memorandum. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of BK Notes being validly tendered for exchange. ICE may generally waive any such condition, in its sole discretion, at any time with respect to the Exchange Offer.

The Exchange Offer is being made only to holders of BK Notes who satisfy the eligibility conditions described under “Disclaimer” below. Holders of BK Notes who desire a copy of the eligibility letter should contact D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offer, at (800) 628-8528. Banks and brokers should call (212) 269-5550. The eligibility letter may also be found here: www.dfking.com/ice-blackknight. D.F. King & Co., Inc. will also provide copies of the Offering Memorandum to eligible holders of BK Notes.

Holders of BK Notes are advised to check with any bank, securities broker or other intermediary through which they hold BK Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in, the Exchange Offer before the deadlines specified herein and in the Offering Memorandum. The deadlines set by each clearing system for the submission and withdrawal of exchange instructions will also be earlier than the relevant deadlines specified herein and in the Offering Memorandum.

Disclaimer

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). This press release is neither an offer to sell nor the solicitation of an offer to buy the ICE Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offer has not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and, accordingly, the ICE Notes will be subject to transfer restrictions unless and until the ICE Notes are registered or exchanged for registered notes. The ICE Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The Exchange Offer is being made only to holders of BK Notes who are, and the ICE Notes will be offered for exchange only to (i) qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and (ii) outside the United States, persons who are not, and who are not acting for the account or benefit of, U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act and, in each case, if the holder is in the European Economic Area or the United Kingdom, such holder is a “non-U.S. qualified offeree” (as defined in the Offering Memorandum). The ICE Notes will not be offered or sold in the United States or to U.S. persons (as defined in Rule 902 under the Securities Act) unless the transaction is registered under the Securities Act, an exemption from the registration requirements of the Securities Act is available or the transaction is not subject to registration under the Securities Act.

The Exchange Offer is being made only pursuant to the Offering Memorandum. The Offering Memorandum and other documents relating to the Exchange Offer will be distributed only to holders of BK Notes who confirm that they are within the categories of eligible participants in the Exchange Offer. None of ICE, its directors or officers, the dealer managers, the exchange agent, the information agent, the trustees for the ICE Notes or the BK Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their BK Notes in the Exchange Offer.

This press release, the Offering Memorandum and any other offering material relating to the Exchange Offer are not being made, and have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000. Accordingly, this press release, the Offering Memorandum and any other offering material relating to the Exchange Offer are only being distributed to and are only directed at: (i) persons who are outside the United Kingdom, (ii) persons in the United

Kingdom who have professional experience in matters relating to investments who fall within the definition of investment professionals as defined within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth entities and other persons who fall within Article 49(2)(a) to (d) of the Order (all such persons together being referred to for purposes of this paragraph as “relevant persons”). The ICE Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents and may not participate in the Exchange Offer.

The complete terms and conditions of the Exchange Offer are set forth in the Offering Memorandum. The Exchange Offer is only being made pursuant to the Offering Memorandum. The Exchange Offer is not being made to holders of BK Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Neither the Securities and Exchange Commission nor any other regulatory body has registered, recommended or approved of the ICE Notes or passed upon the accuracy or adequacy of the Offering Memorandum.

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995—Statements in this press release regarding ICE’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in the Offering Memorandum and ICE’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 8, 2024 and ICE’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 2, 2024. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ICE Media Contact:

Josh King

(212) 656 2490

josh.king@ice.com

Damon Leavell

damon.leavell@ice.com

(212) 323-8587

media@ice.com

ICE Investor Contact:

Katia Gonzalez

katia.gonzalez@ice.com

(678) 981-3882

investors@ice.com